UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2025

Bed Bath & Beyond, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

433 West Ascension Way, 3rd Floor Murray, Utah	84123
(Address of principal executive offices)	(Zip code)

(801) 947-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BBBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 15, 2025, Bed Bath & Beyond, Inc. (the “Company”) entered into Amendment No. 1 to the Amended and Restated Term Loan Credit Agreement with The Brand House Collective, Inc. (formerly known as Kirkland’s, Inc.) (“The Brand House Collective”) and its subsidiaries (the “Credit Agreement Amendment”), amending that certain Amended and Restated Term Loan Credit Agreement dated May 7, 2025 among the Company, The Brand House Collective and its subsidiaries party thereto (the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”). Pursuant to the terms of the Amended Credit Agreement, new delayed-draw term loan commitments in an aggregate original principal amount of $20 million (the “Delayed Draw Term Loan Commitments”) were established. Any loans extended pursuant to the Delayed Draw Term Loan Commitment are convertible by the Company into equity of The Brand House Collective, up to 75% of the aggregate outstanding common stock of The Brand House Collective, on the terms set forth in, and subject to further conditions specified in the Amended Credit Agreement.

In connection with the Amended Credit Agreement described above, on September 15, 2025 the Company entered into Amendment No. 1 to the Asset Purchase Agreement dated May 7, 2025 between the Company and The Brand House Collective (“Purchase Agreement”), increasing the total purchase price from $5.233 million to $10 million, to be paid in consideration of the assignment by The Brand House Collective of all of its right, title and interest in and to its trademarks and domain names comprised of or containing the element KIRKLAND’S and certain related marks and brand assets (the “Kirkland’s Brand”) to the Company, as more fully described in the Purchase Agreement.  The purchase price was paid at closing on September 15, 2025, concurrently with the assignment of the Kirkland’s Brand to the Company.

In connection with the closing of the Purchase Agreement described above, on September 15, 2025 the Company entered into an amendment to the existing trademark license agreement (the “Existing Trademark License Agreement”) with The Brand House Collective (as amended, the “Trademark License Agreement”), pursuant to which the Company agreed to license the Kirkland’s Brand to The Brand House Collective (i) to continue to operate its existing Kirkland’s-branded brick-and-mortar retail stores and e-commerce websites and to operate any other retail stores or e-commerce websites approved by the Company in its sole and absolute discretion, and (ii) to continue to manufacture, market, distribute and sell under the Kirkland’s Brand all other goods and services that The Brand House Collective, its affiliates, and its or their predecessors manufactured, marketed, distributed and sold historically under the Kirkland’s Brand. In addition, the Company granted The Brand House Collective an exclusive license limited solely to operating its existing Kirkland’s Brand brick-and-mortar retail stores (7,000–15,000 square feet per location), which expires upon the earlier of September 15, 2027, or the rebranding or closure of all such stores. All other rights to the Kirkland’s Brand remain with the Company.

The Existing Credit Agreement, the Purchase Agreement and the Existing Trademark License Agreement were previously described in a Current Report on Form 8-K filed by the Company on May 12, 2025, and such descriptions are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding expectations with respect to future payments and obligations and any impacts resulting from the transaction. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors, including those found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025, and in the Company’s subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 23, 2025

BED BATH & BEYOND, INC.

	By:	/s/ Adrianne Lee
	Name:	Adrianne Lee
	Title:	Chief Financial & Administrative Officer